UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 25, 2008

TEXTRON INC.

 (Exact name of Registrant as specified in its charter)

Delaware	I-5480	05-0315468
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification Number)

40 Westminster Street, Providence, Rhode Island  02903
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (401) 421-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 25, 2008, Textron’s Board of Directors approved the overall design of the Company’s annual and long-term incentive compensation program, including terms and conditions of the annual cash incentive arrangement under the Textron Inc. Short-Term Incentive Plan (As amended and restated effective July 25, 2007) (the “Incentive Plan”) and the grant types and the terms and conditions of stock options, restricted stock units and performance share units to be granted under the Textron Inc. 2007 Long-Term Incentive Plan (amended and restated as of May 1, 2007) (the “2007 Plan”).  These arrangements operate on substantially the same terms as those that were maintained by Textron under the predecessors to the Incentive Plan and the 2007 Plan.

Following such approval, the Organization and Compensation Committee of the Board of Directors approved the overall design of the Company’s annual and long-term incentive compensation program with respect to Textron’s executive officers, approved grant levels under these arrangements with respect to such executive officers and established related performance goals for such executive officers for 2008 and for the 2008-2010 performance share unit cycle.

Incentive payments to executive officers for 2008 under the Incentive Plan will be based on the following:

•	Achieving earnings per share target: 45%
•	Achieving enterprise return on invested capital target: 45%
•	Achieving workforce diversity target: 5%
•	Achieving specified leadership behaviors: 5%

Target payouts for the named executive officers range from 65% to 100% of the executive’s base salary, and the maximum payout on these components regardless of how much the targets are exceeded will be 200%.

With respect to awards under the 2007 Plan to executive officers, restricted stock units awarded in 2008 will receive cash dividend equivalent payments on a quarterly basis beginning in April 2008 at the same rate paid to Textron shareholders.

In addition, performance share units granted for the 2008-2010 cycle will be based 50% on achievement of earnings per share targets and 50% on enterprise return on invested capital minus weighted average cost of capital targets.   The maximum payout on performance share units will be 150%.

Item 9.01                       Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit
Number                                 Description

99.1	Objectives for Executive Officers under Textron Inc. Short-Term Incentive Plan

99.2	Performance Factors for Executive Officers for Performance Share Units under Textron Inc. 2007 Long-Term Incentive Plan

99.3	Form of Non-Qualified Stock Option Agreement. Incorporated by reference to Exhibit 10.2 to Textron’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007.

99.4	Form of Incentive Stock Option Agreement. Incorporated by reference to Exhibit 10.3 to Textron’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007.

99.5	Form of Restricted Stock Unit Grant Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTRON INC.
(Registrant)

Date:  January 28, 2008

By:	/s/Arnold Friedman
Arnold Friedman Vice President and Deputy General Counsel